UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2026

GREENLAND ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-43210	39-4828593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Bayaud Avenue, Suite 400
Denver, Colorado 80209

(Address of principal executive office) (Zip Code)

(918) 361-7000

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLND	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GLNDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2026, Greenland Energy Company, a Texas corporation (the “Company”) entered into a Deed of Variation and Novation (the “Deed”) with 80 Mile plc (AIM: 80M) (“80 Mile”), and March GL Company, a wholly-owned subsidiary of the Company “(March GL”), relating to the Farm-Out Agreement dated September 9, 2025 (the “Agreement”) between 80 Mile and March GL concerning oil exploration licenses and drilling projects in the Jameson Land Basin in Greenland (the “Jameson Projects”).

The Deed amends and extends the Agreement by: 1) having March GL transfer its rights and obligation under the Agreement to the Company; 2) amending the longstop date for the drilling of the first exploration well at the Jameson Land Basin to be extended from December 31, 2026 to December 31, 2028; 3) amending the longstop date for the drilling of the second exploration well at the Jameson Land Basin to be extended from December 31, 2027 to December 31, 2028; and 4) having the Company, at its own cost and expense, be solely responsible for obtaining, maintaining, renewing, complying with and, where necessary, amending all drilling permits, access rights, environmental and social permits and licenses, consents, approvals authorizations and other permissions required under applicable law or by a governmental, regulatory or other competent authority in connection with the Jameson projects.

Pursuant to the Deed, and in consideration for amending and extending the Agreement, the Company will pay 80 Mile £500,000 in cash within five (5) business days for the stated changes to take effect.

The forgoing description of the Deed does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Deed attached hereto as Exhibit 10.1 on this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 24, 2026, the board of directors and management of the Company issued a press release announcing the extension and amendment of its joint venture agreement with 80 Mile concerning oil exploration licenses and drilling projects in the Jameson Land Basin in Greenland (the “Press Release”).

A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to those described under “Risk Factors” in our Registration Statement on Form S-1, as amended, and in our other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws. You should not place undue reliance on any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Deed of Variation and Novation, dated September 23, 2026 between the Company, 80 Mile, and March GL.
99.1	Press Release dated September 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2026	GREENLAND ENERGY COMPANY

	By:	/s/ Robert Price
	Name:	Robert Price
	Title:	Chief Executive Officer

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